A&B EXCESS BENEFITS PLAN
                            ------------------------


                                AMENDMENT NO. 3
                                ---------------



      The A&B Excess Benefits Plan ("Plan"), as amended and restated effective February 1, 1995, is hereby amended, effective as of April 1, 1998, as follows:

     1. Sections 2.06, 2.07 and 2.08 are hereby redesignated as Sections 2.07, 2.08 and 2.09, respectively.

     2.   A new Section 2.06 is hereby added, as follows:

          "2.07. "Beneficiary" means the person or persons designated by the Participant as such in accordance with the provisions of
     Section 4.01(f) and to whom the benefit, if any, provided for in
     Section 4.01(e) is payable."

     3. The first sentence of Section 4.01(a) is hereby amended in its entirety to read as follows:

     "Except as provided in Section 4.01(e) below, a Participant's pension benefit under this Plan shall equal one hundred percent of the difference between the benefit to which the Participant is entitled under the A&B Retirement Plan determined without regard to limitations imposed by the Internal Revenue Code (and, with respect to Participants listed in Appendix A to this Plan, without regard to amendments in the benefit formula after December 31, 1988, unless such amendment would produce a higher benefit) and the benefit to which the Participant is entitled under such plan determined after giving effect to those limitations."

     4.   Section 4.01(b) is hereby amended in its entirety to read as follows:

          "(b) Former Employees of California and Hawaiian Sugar Company.
               ---------------------------------------------------------
     Notwithstanding the terms of Section 4.01(a) above and Section 4.01(e) below, the benefit payable to a Participant (or Participant's Beneficiary) under this Plan shall be reduced by the amount of any benefit payable to such Participant (or Beneficiary) under the California and Hawaiian Sugar Company Supplemental Retirement Plan."

     5.   Section 4.01(c) is hereby amended in its entirety to read as follows:

          "(c) Payment of Pension Benefits Other Than Death Benefits.   A
               -----------------------------------------------------
     Participant's pension benefit under this Plan, other than the benefits described in Sections 4.01(d) or (e) below, shall be a lump sum payment, payable upon the earlier of termination of employment or retirement, which equals the greater of the amounts determined under paragraph (1) and paragraph (2):

               (1) An amount which is the Actuarial Equivalent of the benefit described in paragraphs (a) and (b) above.

               (2) An amount which is the before-tax equivalent of the lower of two quotations obtained by the Administrator from insurance companies for the cost of a lifetime annuity that provides after-tax monthly benefits equivalent to those that a Participant would receive under this Plan if this Plan allowed monthly payments of the pension benefits hereunder."

     6.   A new Section 4.01(e) is hereby added, as follows:

          "(e) Entitlement to Alternate Death Benefits.  In the event that
               ---------------------------------------
     a Participant dies prior to retirement, or prior to termination of employment, such Participant's Beneficiary shall be entitled to a death benefit determined as provided in Sections 4.01(e)(1), (2) and
     (3) in lieu of any other benefit provided by this Plan.

               (1)  The amount of the benefit provided by this
     Section 4.01(e) shall equal the lump sum payment, if any, to which the Participant would have been eligible if he/she had retired, or terminated employment, immediately prior to his/her death.

               (2) The amount in Section 4.01(e)(1) above shall be determined by assuming the Participant did not elect any optional form of payment under the A&B Retirement Plan.

               (3) Payment of this benefit shall be made in a lump sum payment to the Beneficiary as soon as practicable after the death of the Participant."

     7.   A new Section 4.01(f) is hereby added, as follows:

          "(f) Beneficiary Designation.  Each Participant shall, at the
               -----------------------
     time he/she becomes a Participant, designate one or more persons as his/her Beneficiary for purposes of Section 4.01(e). The designation shall be made in the form prescribed by the Administrator and shall become effective when filed with the Administrator. A Participant may from time to time change his/her Beneficiary by filing a new designation form with the Administrator. Should the Participant die without having any effectively-designated surviving Beneficiary, then the Beneficiary shall be the spouse of the Participant, if then living. If there is no surviving spouse, then the Beneficiary shall be the Participant's children then living. If there are no living children, then the Beneficiary shall be the estate of the Participant."

      8. Except as modified by this Amendment, all terms and provisions of the Plan shall continue in full force and effect.

      IN WITNESS WHEREOF, Alexander & Baldwin, Inc. has caused this Amendment to be executed on its behalf by its duly authorized officers on this 23rd day of April, 1998.


                                    ALEXANDER & BALDWIN, INC.

                                    By /s/ Miles B. King
                                       Its Vice President

                                    By /s/ Alyson J. Nakamura
                                       Its Assistant Secretary